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                                                                     EXHIBIT 5.1

                     [LETTERHEAD OF WILEY, REIN & FIELDING]

                                October 18, 1995

Capital Pacific Holdings, Inc.
4100 MacArthur Boulevard, Suite 200
Newport Beach, California 92660

                       Re: Registration Statement on Form S-3

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") filed by Capital Pacific Holdings, Inc. (formerly known as J.M. Peters Company, Inc.), a Delaware corporation (the "Company") in connection with (i) 790,000 Warrants (the "Warrants") issued by the Company pursuant to the Warrant Agreement (the "Warrant Agreement") dated May 13, 1994 between the Company and United States Trust Company of New York and (ii) 790,000 shares of common stock, par value $.10 per share, of the Company (the "Shares") to be issued upon exercise of the Warrants.

     We have also examined the Warrant Agreement, the certificate of incorporation and bylaws of the Company, certain resolutions of the board of directors of the Company authorizing the issuance of the Warrants and the Shares and a certificate of an officer of the Company. We have assumed the accuracy of the representations contained in such documents and certificates and compliance with the terms thereof. Based upon the foregoing and in reliance thereon, it is our opinion that (i) the Warrants have been legally issued and are fully paid and non-assessable and (ii) the Shares, when issued, delivered and paid for in accordance with the terms of the Warrant Agreement and the Registration Statement, will be legally issued and fully paid and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and the Prospectus contained therein. This consent is not an admission that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations thereunder.

                                          Very truly yours,

                                          /s/ WILEY, REIN & FIELDING